Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-165418, 333-157685, 333-149203, 333-145074, 333-139555, 333-125490, 333-121584, 333-121583, 333-107238 and Form F-3 No. 333-165472) of Sanofi, of our reports dated March 5, 2012, with respect to the consolidated financial statements of Sanofi and its subsidiaries and the effectiveness of internal control over financial reporting of Sanofi and its subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2011.

Ernst & Young Audit

Represented by Christian Chiarasini and Jacques Pierres

Christian Chiarasini	Jacques Pierres

Paris-La Défense, France

March 5, 2012